INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5462	January 11, 2006

MEDIA CONTACT:	C. Michael Zabel
(716) 842-2311
M&T BANK CORPORATION ANNOUNCES FINANCIAL RESULTS FOR 2005
     BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2005.
     GAAP Results of Operations. Diluted earnings per share measured in accordance with generally accepted accounting principles (“GAAP”) increased 12% to $6.73 in 2005 from $6.00 in 2004. On the same basis, net income in 2005 was $782 million, up 8% from $723 million earned in 2004. GAAP-basis net income for 2005 expressed as a rate of return on average assets and average common stockholders’ equity was 1.44% and 13.49%, respectively, compared with 1.40% and 12.67%, respectively, in 2004.
     GAAP-basis diluted earnings per share for the fourth quarter of 2005 rose 10% to $1.78 from $1.62 in the corresponding period of 2004. On the same basis, net income for the recent quarter increased to $205 million, up 7% from $192 million in the fourth quarter of 2004. Expressed as an annualized rate of return on average assets and average common stockholders’ equity, GAAP-basis net income for 2005’s final quarter was 1.48% and 13.85%, respectively, compared with 1.45% and 13.37%, respectively, in the year-earlier period.
     Reflecting on 2005’s financial results, René F. Jones, Senior Vice President and Chief Financial Officer, commented, “Overall, M&T had another successful year in 2005. Improved credit quality,

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2-2-2-2-2
M&T BANK CORPORATION
reflecting a continuation of our prudent underwriting standards, coupled with our success in containing expenses were the leading forces behind M&T’s strong financial performance. Given the challenging interest rate environment and the resultant slow revenue growth that we had forecasted a year ago, it was extremely important for M&T to focus on controlling costs to maintain an acceptable spread between the growth in revenues and expenses. The implementation of several corporate initiatives, coupled with the hard work and dedication of our employees, have allowed us to enhance the efficiency of our operations.”
     Supplemental Reporting of Non-GAAP Results of Operations. Since 1998, M&T has consistently provided supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, because such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Amortization of core deposit and other intangible assets, after tax effect, for the years ended December 31, 2005 and 2004 were $35 million ($.30 per diluted share) and $46 million ($.38 per diluted share), respectively. Similar amortization charges, after tax effect, totaled $8 million ($.07 per diluted share) in the fourth quarter of 2005, compared with $10 million ($.08 per diluted share) in the year-earlier quarter.
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M&T BANK CORPORATION
     Diluted net operating earnings per share, which exclude the impact of amortization of core deposit and other intangible assets, were $7.03 in 2005, 10% higher than $6.38 in 2004. Net operating income for 2005 increased 6% to $817 million from $769 million in 2004. Net operating income in 2005 expressed as a rate of return on average tangible assets and average tangible stockholders’ equity was 1.60% and 29.06%, respectively, compared with 1.59% and 28.76% in 2004.
     For the fourth quarter of 2005, diluted net operating earnings per share were $1.85, 9% higher than $1.70 in the corresponding 2004 period. Net operating income for 2005’s final quarter rose 5% to $213 million from $202 million in the similar period in 2004. For the three-month period ended December 31, 2005, net operating income expressed as an annualized rate of return on average tangible assets and average tangible equity was 1.63% and 29.12%, respectively, compared with 1.62% and 29.69% in the year-earlier period.
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4-4-4-4-4
M&T BANK CORPORATION
     Reconciliation of GAAP and Non-GAAP Results of Operations. A reconciliation of diluted earnings per share and net income with diluted net operating earnings per share and net operating income follows:

	Three months ended		Year ended
	December 31		December 31
	2005	2004	2005	2004
	(in thousands, except per share)

Diluted earnings per share	$1.78	1.62	6.73	6.00
Amortization of core deposit and other intangible assets(1)	.07	.08	.30	.38

Diluted net operating earnings per share	$1.85	1.70	7.03	6.38

Net income	$204,985	192,205	782,183	722,521
Amortization of core deposit and other intangible assets(1)	7,753	10,010	34,682	46,097

Net operating income	$212,738	202,215	816,865	768,618

(1)	After any related tax effect
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5-5-5-5-5
M&T BANK CORPORATION
     Reconciliation of Total Assets and Equity to Tangible Assets and Equity. A reconciliation of average assets and equity with average tangible assets and average tangible equity follows:

	Three months ended		Year ended
	December 31		December 31
	2005	2004	2005	2004
	(in millions)

Average assets	$54,835	$52,725	$54,135	$51,517
Goodwill	(2,904)	(2,904)	(2,904)	(2,904)
Core deposit and other intangible assets	(115)	(174)	(135)	(201)
Deferred taxes	44	—	52	—

Average tangible assets	$51,860	49,647	51,148	48,412

Average equity	$5,873	$5,721	$5,798	$5,701
Goodwill	(2,904)	(2,904)	(2,904)	(2,904)
Core deposit and other intangible assets	(115)	(174)	(135)	(201)
Deferred taxes	44	67	52	76

Average tangible equity	$2,898	2,710	2,811	2,672

     Taxable-equivalent Net Interest Income. Led by growth in average loan balances outstanding, taxable-equivalent net interest income increased 3% to $1.81 billion in 2005 from $1.75 billion in 2004. Average loans outstanding rose 6% to $39.5 billion in 2005 from $37.1 billion in 2004. Partially offsetting the positive impact of loan growth was a narrowing of M&T’s net interest margin, or taxable-equivalent net interest income expressed as a percentage of average earning assets, to 3.77% in 2005 from 3.88% in 2004. That narrowing resulted from rising short-term interest rates that produced a flattening of the yield curve in 2005 as compared with historic norms.
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M&T BANK CORPORATION
     During the final quarter of 2005, taxable-equivalent net interest income was $454 million, 2% higher than $446 million in the year-earlier quarter. Average loans outstanding and annualized net interest margin in the fourth quarter of 2005 were $40.4 billion and 3.69%, respectively, compared with $38.1 billion and 3.82% in the similar 2004 period.
     Provision for Credit Losses/Asset Quality. The provision for credit losses totaled $88 million in 2005, down from $95 million in 2004. Net loan charge-offs in 2005 totaled $77 million, or .19% of average loans outstanding, improved from $82 million or .22% of average loans in 2004. The provision for credit losses was $23 million during the final three months of 2005, compared with $28 million in the year-earlier period. Net charge-offs of loans were nearly $23 million in 2005’s fourth quarter, representing an annualized .22% of average loans outstanding, compared with $27 million or .29% during the similar 2004 quarter.
     Loans classified as nonperforming declined to $156 million, or .39% of total loans at December 31, 2005, compared with $172 million or .45% a year earlier. Loans past due 90 days or more and accruing interest aggregated $129 million at the recent year-end, compared with $155 million at December 31, 2004. Included in these past due, but accruing loans at December 31, 2005 and 2004 were $106 million and $121 million, respectively, of loans guaranteed by government-related entities. Assets taken in foreclosure of defaulted loans remained at low levels, totaling $9 million at December 31, 2005 and $13 million at December 31, 2004.
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7-7-7-7-7
M&T BANK CORPORATION
     Allowance for Credit Losses. The allowance for credit losses totaled $638 million, or 1.58% of total loans, at December 31, 2005, compared with $627 million, or 1.63%, a year earlier. The decline in the allowance as a percentage of loans reflects improvement in various credit factors, including lower levels of net loan charge-offs and nonperforming loans. The ratio of M&T’s allowance for credit losses to nonperforming loans was 408% and 364% at December 31, 2005 and 2004, respectively.
     Noninterest Income and Expense. Noninterest income totaled $950 million in 2005, compared with $943 million in 2004. Higher mortgage banking revenues, corporate financing advisory fees, gains on sales of commercial lease equipment and other property, and other revenues contributed to that improvement. Losses from bank investment securities in 2005 included a previously disclosed $29 million non-cash, other-than-temporary impairment charge in the third quarter related to preferred stock issuances of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Excluding gains and losses from investment securities, noninterest income in 2005 rose $38 million or 4% from 2004. Noninterest income of $249 million in the fourth quarter of 2005 was up 5% from $238 million in the corresponding 2004 quarter, due in part to higher revenues from providing mortgage banking and corporate financing advisory services.
     Noninterest expense in 2005 aggregated $1.49 billion, down 2% from $1.52 billion in 2004. Included in such amounts are expenses considered to be “nonoperating” in nature, consisting of amortization of core deposit and other intangible assets of $57 million in 2005 and $75 million in 2004. Exclusive of these nonoperating expenses, noninterest operating expenses were $1.43 billion in 2005 and $1.44 billion in 2004. Included in 2004’s
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8-8-8-8-8
M&T BANK CORPORATION
operating expenses was a $25 million tax-deductible contribution made to The M&T Charitable Foundation, a tax-exempt private charitable foundation. Excluding the impact of the charitable contribution, operating expenses in 2005 increased $13 million, or less than 1% from 2004, reflecting M&T’s ongoing efforts to control expenses. Increases in the cost of providing health care and retirement benefits to employees and higher professional services expenses were partially offset by a higher reversal of a portion of the valuation allowance for the impairment of capitalized residential mortgage servicing rights during 2005 as compared with 2004, due to higher residential mortgage loan interest rates.
     Noninterest expense in the fourth quarter of 2005 totaled $369 million, compared with $362 million in the year-earlier quarter. Included in such amounts were amortization of core deposit and other intangible assets of $13 million in 2005 and $16 million in 2004. Exclusive of these nonoperating expenses, noninterest operating expenses were $356 million in the recently completed quarter, compared with $346 million in the final 2004 quarter. Higher costs for employee benefits and professional services were the leading contributors to that increase, partially offset by a higher reversal of a portion of the valuation allowance for the impairment of capitalized residential mortgage servicing rights.
     The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 51.2% in 2005, improved from 53.5% in 2004. If the $25 million charitable contribution was excluded from the computation, M&T’s efficiency ratio for 2004 would have been 52.6%. During 2005’s fourth
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M&T BANK CORPORATION
quarter, M&T’s efficiency ratio was 50.7%, compared with 50.6% in the year-earlier quarter.
     Balance Sheet. M&T had total assets of $55.1 billion at December 31, 2005, up from $52.9 billion a year earlier. Loans and leases, net of unearned discount, aggregated $40.3 billion at the 2005 year-end, up 5% from $38.4 billion at December 31, 2004. Deposits grew 5% to $37.1 billion at December 31, 2005 from $35.4 billion at the end of 2004. Total stockholders’ equity was $5.9 billion at December 31, 2005, representing 10.66% of total assets, compared with $5.7 billion or 10.82% a year earlier. Common stockholders’ equity per share was $52.39 at December 31, 2005, compared with $49.68 a year earlier. Tangible equity per common share was $25.91 and $23.62 at December 31, 2005 and 2004, respectively. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.0 billion at December 31, 2005 and 2004.
     During 2005, M&T repurchased 4,891,800 shares of its common stock under authorized repurchase plans at an average cost of $104.18 per share. In the fourth quarter of 2005, a total of 951,700 shares were repurchased by M&T at an average per share cost of $107.03, including 44,700 shares under a new authorization approved in December 2005 by M&T’s Board of Directors allowing for the purchase of up to 5,000,000 shares of common stock.
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M&T BANK CORPORATION
     Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full year financial results today at 9:00 a.m. Eastern Time. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. The conference call will also be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Thursday, January 12, 2006 by calling 877-519-4471, code 6893221 and 973-341-3080 for international participants. The event will also be archived and available by 1:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
     Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations and credit losses; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or
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11-11-11-11-11
M&T BANK CORPORATION
collectively; regulatory supervision and oversight, including required capital levels; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger and acquisition activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
     These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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12-12-12-12-12
M&T BANK CORPORATION
Financial Highlights

	Three months ended			Year ended
Amounts in thousands,	December 31			December 31
except per share	2005	2004	Change	2005	2004	Change
Performance

Net income	$204,985	192,205	7%	$782,183	722,521	8%

Per common share:
Basic earnings	$1.82	1.66	10%	$6.88	6.14	12%
Diluted earnings	1.78	1.62	10	6.73	6.00	12
Cash dividends	$.45	.40	13	$1.75	1.60	9

Common shares outstanding:
Average — diluted (1)	115,147	119,010	-3%	116,232	120,406	-3%
Period end (2)	112,160	115,335	-3	112,160	115,335	-3

Return on (annualized):
Average total assets	1.48%	1.45%		1.44%	1.40%
Average common stockholders’ equity	13.85%	13.37%		13.49%	12.67%

Taxable-equivalent net interest income	$454,161	446,257	2%	$1,811,654	1,751,902	3%
Yield on average earning assets	6.16%	5.24%		5.83%	5.13%
Cost of interest-bearing liabilities	2.98%	1.75%		2.51%	1.53%
Net interest spread	3.18%	3.49%		3.32%	3.60%
Contribution of interest-free funds	.51%	.33%		.45%	.28%
Net interest margin	3.69%	3.82%		3.77%	3.88%

Net charge-offs to average total net loans (annualized)	.22%	.29%		.19%	.22%

Net operating results (3)

Net operating income	$212,738	202,215	5%	$816,865	768,618	6%
Diluted net operating earnings per common share	1.85	1.70	9	7.03	6.38	10
Return on (annualized):
Average tangible assets	1.63%	1.62%		1.60%	1.59%
Average tangible common equity	29.12%	29.69%		29.06%	28.76%
Efficiency ratio	50.69%	50.56%		51.20%	53.51%

	At December 31
Loan quality	2005	2004	Change

Nonaccrual loans	$141,067	162,013	-13%
Renegotiated loans	15,384	10,437	47

Total nonperforming loans	$156,451	172,450	-9%

Accruing loans past due 90 days or more	$129,403	154,590	-16%

Nonperforming loans to total net loans	.39%	.45%
Allowance for credit losses to total net loans	1.58%	1.63%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. A reconciliation of net income and net operating income appears on page 4.
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13-13-13-13-13
M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2005	2004	Change	2005	2004	Change
Interest income	$753,101	608,947	24%	$2,788,694	2,298,732	21%
Interest expense	303,493	166,755	82	994,351	564,160	76

Net interest income	449,608	442,192	2	1,794,343	1,734,572	3

Provision for credit losses	23,000	28,000	-18	88,000	95,000	-7

Net interest income after provision for credit losses	426,608	414,192	3	1,706,343	1,639,572	4

Other income
Mortgage banking revenues	36,069	33,897	6	136,114	124,353	9
Service charges on deposit accounts	93,718	93,023	1	369,918	366,301	1
Trust income	34,663	34,421	1	134,679	136,296	-1
Brokerage services income	13,527	13,282	2	55,572	53,740	3
Trading account and foreign exchange gains	5,705	7,143	-20	22,857	19,435	18
Gain (loss) on bank investment securities	(384)	362	—	(28,133)	2,874	—
Other revenues from operations	65,306	55,431	18	258,711	239,970	8

Total other income	248,604	237,559	5	949,718	942,969	1

Other expense
Salaries and employee benefits	203,317	198,152	3	822,239	806,552	2
Equipment and net occupancy	44,042	44,726	-2	173,689	179,595	-3
Printing, postage and supplies	7,817	7,987	-2	33,743	34,476	-2
Amortization of core deposit and other intangible assets	12,703	16,393	-23	56,805	75,410	-25
Other costs of operations	101,235	94,664	7	398,666	419,985	-5

Total other expense	369,114	361,922	2	1,485,142	1,516,018	-2

Income before income taxes	306,098	289,829	6	1,170,919	1,066,523	10

Applicable income taxes	101,113	97,624	4	388,736	344,002	13

Net income	$204,985	192,205	7%	$782,183	722,521	8%

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M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2005	2004	Change
ASSETS
Cash and due from banks	$1,479,239	1,334,628	11%
Money-market assets	211,245	199,364	6
Investment securities	8,400,164	8,474,619	-1
Loans and leases, net of unearned discount	40,330,645	38,398,477	5
Less: allowance for credit losses	637,663	626,864	2

Net loans and leases	39,692,982	37,771,613	5
Goodwill	2,904,081	2,904,081	—
Core deposit and other intangible assets	108,260	165,507	-35
Other assets	2,350,435	2,088,909	13

Total assets	$55,146,406	52,938,721	4%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits at U.S. offices	$8,141,928	8,417,365	-3%
Other deposits at U.S. offices	26,148,714	22,779,176	15
Deposits at foreign office	2,809,532	4,232,932	-34

Total deposits	37,100,174	35,429,473	5
Short-term borrowings	5,152,872	4,703,664	10
Accrued interest and other liabilities	819,980	727,411	13
Long-term borrowings	6,196,994	6,348,559	-2

Total liabilities	49,270,020	47,209,107	4
Stockholders’ equity (1)	5,876,386	5,729,614	3

Total liabilities and stockholders’ equity	$55,146,406	52,938,721	4%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $97.9 million at December 31, 2005 and $17.2 million at December 31, 2004.
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M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended					Year ended
	December 31					December 31
Dollars in millions	2005		2004		Change in	2005		2004		Change in
	Balance	Rate	Balance	Rate	balance	Balance	Rate	Balance	Rate	balance
ASSETS

Money-market assets	$128	2.78%	67	.87%	90%	$113	2.22%	74	.83%	53%

Investment securities	8,302	4.48	8,326	4.18	—	8,476	4.40	7,997	4.15	6

Loans and leases, net of unearned discount
Commercial, financial, etc.	10,738	6.25	9,919	4.52	8	10,455	5.64	9,534	4.30	10
Real estate — commercial	14,419	6.92	13,894	5.93	4	14,341	6.56	13,264	5.75	8
Real estate — consumer	4,674	6.04	3,161	5.89	48	3,925	6.00	3,111	5.92	26
Consumer	10,572	6.53	11,168	5.71	-5	10,808	6.15	11,220	5.58	-4

Total loans and leases, net	40,403	6.51	38,142	5.48	6	39,529	6.15	37,129	5.34	6

Total earning assets	48,833	6.16	46,535	5.24	5	48,118	5.83	45,200	5.13	6

Goodwill	2,904		2,904		—	2,904		2,904		—

Core deposit and other intangible assets	115		174		-34	135		201		-33

Other assets	2,983		3,112		-4	2,978		3,212		-7

Total assets	$54,835		52,725		4%	$54,135		51,517		5%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$421	.67	375	.30	12%	$400	.55	550	.33	-27%
Savings deposits	14,498	1.12	15,363	.65	-6	14,889	.94	15,305	.60	-3
Time deposits	11,018	3.69	7,089	2.36	55	9,158	3.22	6,948	2.23	32
Deposits at foreign office	3,227	3.95	3,539	1.94	-9	3,819	3.15	3,136	1.37	22

Total interest-bearing deposits	29,164	2.40	26,366	1.28	11	28,266	1.97	25,939	1.12	9

Short-term borrowings	4,625	4.03	5,370	1.98	-14	4,890	3.23	5,142	1.38	-5
Long-term borrowings	6,606	4.81	6,104	3.62	8	6,411	4.37	5,832	3.45	10

Total interest-bearing liabilities	40,395	2.98	37,840	1.75	7	39,567	2.51	36,913	1.53	7

Noninterest-bearing deposits	7,842		8,402		-7	8,050		8,039		—

Other liabilities	725		762		-5	720		864		-17

Total liabilities	48,962		47,004		4	48,337		45,816		6

Stockholders’ equity	5,873		5,721		3	5,798		5,701		2

Total liabilities and stockholders’ equity	$54,835		52,725		4%	$54,135		51,517		5%

Net interest spread		3.18		3.49			3.32		3.60
Contribution of interest-free funds		.51		.33			.45		.28
Net interest margin		3.69%		3.82%			3.77%		3.88%
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